Exhibit 99.1
DigitalOcean Announces First Quarter 2026 Financial Results
Raising 2026 and 2027 revenue outlook
on strong customer demand and incremental committed capacity; 2027 revenue growth now expected to exceed 50%
Q1 2026 Revenue of $258 million grew 22% year-over-year
Million+ Dollar Customer ARR grew 179% year-over-year to $183 million
AI Customer ARR grew 221% year-over-year to $170 million
Delivered record $62 million in incremental organic ARR
Launched DigitalOcean AI-Native Cloud

BROOMFIELD, Colo., May 5, 2026 – DigitalOcean Holdings, Inc. (NYSE: DOCN), the AI-Native Cloud purpose-built for inference and agentic workloads, today announced results for its first quarter ended March 31, 2026.
"The Inference and agentic era needs its own cloud. DigitalOcean built it, and our record Q1 results demonstrate the strength of our platform," said Paddy Srinivasan, CEO of DigitalOcean. “We drove 22% top-line growth with our Million+ Dollar Customer ARR growing 179% and our AI Customer ARR growing 221%, and we exceeded our revenue and profitability guidance. We launched the DigitalOcean AI-Native Cloud - the first cloud built end-to-end for the inference and agentic era - with more than 15 new product releases across five fully integrated layers, further differentiating us from bare-metal focused neo-clouds and inference wrappers that lack cloud platforms. We continue to invest in what we believe is a generational market opportunity, adding approximately 60 MW of incremental committed data center capacity that will come online throughout 2027 to support growing customer demand. With this strong momentum, we are raising our 2026 revenue growth outlook to 26% and our 2027 revenue growth outlook to over 50%."
First Quarter 2026 Financial Highlights:
•Revenue was $258 million, an increase of 22% year-over-year.
•Annual Run-Rate Revenue (“ARR”) ended the quarter at $1,032 million, an increase of 22% year-over-year. AI Customer ARR was $170 million, an increase of 221% year-over-year.
•Net income attributable to common stockholders was $16 million, a decrease of 59% year-over-year, and net income margin was 6%.
•Operating income was $37 million, a decrease of 3% year-over-year, and operating income margin was 14%.
•Adjusted operating income, a new non-GAAP financial measure, was $64 million, an increase of 3% year-over-year, and adjusted operating income margin was 25%.
•Adjusted EBITDA was $105 million, an increase of 21% year-over-year, and adjusted EBITDA margin was 41%.
•Diluted net income per share was $0.15 and non-GAAP diluted net income per share was $0.44.
•Net cash from operating activities was $47 million at 18% margin, compared to $64 million at 30% margin in the first quarter of 2025.
•Adjusted free cash flow was $2 million at 1% margin, compared to negative $821 thousand in the first quarter of 2025.
•Cash and cash equivalents was $741 million as of March 31, 2026.
•Remaining Performance Obligation (“RPO”)(1) was $243 million, of which, $167 million is expected to be recognized over the next 12 months. RPO was $14 million in the first quarter of 2025.
•Completed a follow-on offering of 11.9 million shares with net proceeds of $888 million, a portion of which was used to repay $500 million principal outstanding of our Term Loan Facility.

First Quarter 2026 Operational Highlights:
•Unveiled the DigitalOcean AI-Native Cloud at Deploy 2026 in April, the most significant product launch in our history, with 15+ new product launches across five fully integrated layers - infrastructure, core cloud, inference, data, and managed agents.
•Acquired Katanemo Labs, a leader in agentic AI infrastructure, in April, bringing Agentic AI Primitives into DigitalOcean AI Native Cloud.
•Launched Inference Engine in April with New Capabilities for Production AI, Including Inference Router for Efficient Scaling of Agentic Workloads.
•The number of $100K+ Customers(2) grew 12%, while the revenue from these customers, which now represents 30% of total revenue, grew 73% year-over-year.
•The number of $500K+ and $1M+ Customers grew 54% and 78%, respectively. Revenue from these customers, which now represents 21% and 18% of total revenue, grew 132% and 179% year-over-year, respectively.
______________
(1)Beginning in the fourth quarter of 2025, the RPO amount represents all contracts regardless of the duration of their original expected term. Prior periods have been recast to conform to the current period presentation. Refer to our Annual Report on Form 10-K for the year ended December 31, 2025 for further details.
(2)Beginning in the fourth quarter of 2025, we redefined our total customer count and our customer category naming and disaggregation. Prior periods have been recast to conform to the current period presentation. Refer to our Annual Report on Form 10-K for the year ended December 31, 2025 for further details.

Financial Outlook:
DigitalOcean is initiating guidance for the second quarter ending June 30, 2026 as follows:
•Total revenue of $272 to $274 million, up 24% to 25% year-over-year.
•Adjusted EBITDA margin of 37% to 38%.
•Non-GAAP diluted net income per share of $0.20 to $0.23.
•Fully diluted weighted average shares outstanding of approximately 121 to 122 million shares.
For the full year 2026, we expect:
•Total revenue of $1.130 to $1.145 billion, up 25% to 27% year-over-year.
•Adjusted EBITDA margin of 37% to 39%.
•Adjusted free cash flow margin in the range of 9% to 12% of revenue.
•Non-GAAP diluted net income per share of $1.10 to $1.20.
•Fully diluted weighted average shares outstanding of approximately 118 to 119 million shares.
A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Accordingly, a reconciliation is not available without unreasonable effort and we are unable to assess the probable significance of the unavailable information, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

The financial guidance presented in this release are estimates based on information available to management as of the date of this release. There can be no assurance that our actual results will not differ from the financial guidance presented in this release.
Conference Call Information:
DigitalOcean will host a conference call today, May 5, 2026, at 8:00 a.m. ET to review its results. The conference call and presentation can be accessed by registering for the webcast at https://events.q4inc.com/attendee/898633525. A live webcast and replay of the conference call in addition to the presentation can be accessed from the DigitalOcean investor relations website at investors.digitalocean.com.
About DigitalOcean
DigitalOcean (NYSE: DOCN) is the AI-Native Cloud, purpose-built for inference and agentic workloads. DigitalOcean brings infrastructure, core cloud services, inference, data, and agents together in one integrated stack that is open throughout, giving builders the best of the AI ecosystem in one place. More than 650,000 users across 20 data centers in 5 global regions trust DigitalOcean to build, ship, and scale AI and agentic applications faster. Learn more at digitalocean.com.
Forward‑Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our expected future performance, including but not limited to statements in the section titled “Financial Outlook” and the quotations of our CEO. The forward-looking statements contained in this release and the accompanying earnings call referenced in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to: (1) fluctuations in our financial results make it difficult to project future results; (2) our ability to sustain profitability in the future; (3) our ability to expand usage of our platform by existing customers and/or attract new customers and/or retain existing customers; (4) the speed at which the market for our platform and solutions develops; (5) the success of the development and use of our artificial intelligence and machine learning (“AI/ML”) product offerings or use of third-party AI/ML-based tools; (6) our ability to release updates and new features to our platform and adapt and respond effectively to rapidly changing technology or customer needs; (7) our ability to control costs, including our operating expenses, and the timing of payment for expenses; (8) the amount and timing of non-cash expenses, including stock-based compensation, goodwill impairments and other non-cash charges; (9) breaches in our security measures allowing unauthorized access to our platform, our data, or our customers’ data; (10) the competitive markets in which we participate; (11) our ability to effectively integrate and retain new members of our executive leadership team and senior management; (12) the effects of acquisitions and their integration; (13) general market, political, economic, and business conditions, including changes in trade policies, such as trade wars, tariffs and other restrictions or the threat of such actions; (14) the impact of new accounting pronouncements; (15) our ability to control fraudulent registrations and usage of our platform, reduce bad debt and lessen capacity constraints on our data centers, servers and equipment; (16) our customers’ ability to have continued and unimpeded access to our platform, including as a result of evolving laws and industry standards; and (17) our plans with respect to accelerating investments in data centers and GPU capacity.

Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings and reports we make with the SEC.
We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur. The forward-looking statements made in this release relate only to events as of the date on which the statements are made. We assume no obligation to, and do not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with non-GAAP financial measures including: (i) adjusted operating income and adjusted operating income margin, (ii) adjusted EBITDA and adjusted EBITDA margin and (iii) non-GAAP net income and non-GAAP diluted net income per share. These measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
Adjusted operating income is a new non-GAAP financial measure used for the first time in this release. We are introducing this new non-GAAP financial measure because we believe that adjusted operating income margin and adjusted EBITDA, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance (including our long-term performance in the case of adjusted operating income) and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted operating income and adjusted EBITDA is helpful to our investors as they are measures used by management in assessing the health of our business, evaluating our operating performance, and for internal planning and forecasting purposes.
We believe non-GAAP net income and non-GAAP diluted net income per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of unusual or non-recurring items from period to period for reasons unrelated to overall operating performance.
Our calculations of each of these measures may differ from the calculations of measures with the same or similar titles by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider each of these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable financial measure calculated in accordance with GAAP and our other GAAP results. A reconciliation of each of our non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP is set forth in the tables in the section “Reconciliation of GAAP to Non-GAAP Data.”

Adjusted Operating Income and Adjusted Operating Income Margin
Adjusted operating income is a new non-GAAP financial measure used for the first time in this release that we define as operating income, adjusted to exclude stock-based compensation, amortization of acquired intangible assets, acquisition related compensation, acquisition and integration related costs, restructuring and other charges, restructuring related charges, impairment of certain long-lived assets and other charges. We define adjusted operating income margin as adjusted operating income as a percentage of revenue.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common stockholders, adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, acquisition related compensation, acquisition and integration related costs, income tax expense (benefit), restructuring and other charges, restructuring related charges, impairment of certain long-lived assets, interest income and other income, net, (gain) loss on extinguishment of debt, net, and other charges. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue.
Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share
We define non-GAAP net income as net income attributable to common stockholders, excluding stock-based compensation, acquisition related compensation, amortization of acquired intangibles, acquisition and integration related costs, restructuring and other charges, restructuring related charges, impairment of certain long-lived assets, (gain) loss on extinguishment of debt, net, and other charges. In addition to these exclusions, we subtract an assumed non-GAAP provision for income taxes to calculate non-GAAP net income that excludes the current period income tax benefit (expense). We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision in order to provide better consistency across reporting periods. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the potentially dilutive effect of our stock options, RSUs, PRSUs, and Convertible Notes and, beginning in the first quarter of 2026, excludes the in-the-money portion of our 2030 Convertible Notes as they are covered by our capped call transactions, which are expected to mitigate the dilutive effect of our 2030 Convertible Notes.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
Adjusted free cash flow is a non-GAAP financial measure that we define as net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs, purchase of intangible assets, and excluding cash paid for restructuring and other charges, acquisition related compensation, restructuring related charges, and acquisition and integration related costs. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by total revenue.
We believe that adjusted free cash flow and adjusted free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments. We further believe that historical and future trends in adjusted free cash flow and adjusted free cash flow margin, even if negative, provide useful information about the amount of net cash provided by operating activities that is available (or not available) to be used for strategic initiatives. Adjusted free cash flow and adjusted free cash flow margin exclude acquisitions of equipment under financing arrangements, finance leases, and our future contractual commitments. Additionally, adjusted free cash flow does not represent the residual cash flow available for discretionary expenses given our debt obligations and the total increase or decrease in our cash balance for a given period.
Unlevered Adjusted Free Cash Flow and Unlevered Adjusted Free Cash Flow Margin
Unlevered adjusted free cash flow is a non-GAAP financial measure that we define as adjusted free cash flow excluding cash paid for interest and interest income. Unlevered adjusted free cash flow margin is calculated as unlevered adjusted free cash flow divided by total revenue.
We believe that unlevered adjusted free cash flow and unlevered adjusted free cash flow margin provide additional information to adjusted free cash flow about our liquidity and, measured over time, enable management and investors to monitor the underlying business’ growth pattern and ability to generate cash. We further believe that unlevered adjusted free cash flow is an important metric, as it provides a clear view of our cash generation before the impact of financing decisions and many investors and analysts use unlevered adjusted free cash flow as the basis of their enterprise value calculations as they assess the value of our business. Unlevered adjusted free cash flow and unlevered adjusted free cash flow margin exclude certain charges that will be settled in cash, such as interest paid to service our debt and equipment financing obligations. Additionally, unlevered adjusted free cash flow does not represent the residual cash flow available for discretionary expenses given our debt obligations and the total increase or decrease in our cash balance for a given period.
Key Business Metrics:
We utilize the key metrics set forth below to help us evaluate our business and growth, identify trends, formulate financial projections and make strategic decisions.
Customers
We calculate customer count as the average number of customers as of the last day of the month for each month in the most recent quarter. Customers are classified in the following categories based on the amount of their spend in a given month and individual customers may fall within different categories within a reporting period (customer spend in a month in whole dollars):
•Digital Native Enterprise Customers: users that spend more than $500 in a month.
•$100K+ Customers: users that spend more than $8,333 in a month.
•$500K+ Customers: users that spend more than $41,667 in a month.
•$1M+ Customers: users that spend more than $83,333 in a month.
ARR
We calculate ARR by multiplying total revenue for the most recent quarter by four.
AI Customer ARR
We calculate AI Customer ARR by multiplying total AI Customer Revenue for the most recent quarter by four. AI Customer Revenue is defined as the total revenue generated from customers who utilize one or more of our AI/ML offerings, inclusive of their revenue from our IaaS and PaaS/SaaS offerings during the period.
Net Dollar Retention Rate
We calculate net dollar retention rate monthly by starting with total revenue for our IaaS and PaaS/SaaS offerings during the corresponding month 12 months prior, or the Prior Period Revenue. We then calculate the revenue from these same customers as of the current month, or the Current Period Revenue, including any expansion and net of any contraction or attrition from these customers over the last 12 months. The calculation also includes revenue from customers that generated revenue before, but not in, the corresponding month 12 months prior, but subsequently generated revenue in the current month and are therefore reflected in the Current Period Revenue. We include this group of re-engaged customers in this calculation because some of our customers use our platform for projects that stop and start over time. We then divide the total Current Period Revenue by the total Prior Period Revenue to arrive at the net dollar retention rate for the relevant month. For a quarterly or annual period, the net dollar retention rate is determined as the average monthly net dollar retention rates over such three or 12-month period.
Other Metrics:
Remaining Performance Obligation
Remaining performance obligation (“RPO”) represents commitments in customer contracts for future services that have not yet been recognized in the condensed consolidated financial statements. RPO is not necessarily indicative of future revenue growth because it does not account for the timing of customers’ consumption or their usage beyond their contracted capacity. Additionally, RPO may increase when customers transition from usage-based to commitment-based agreements, which does not always reflect incremental revenue growth. RPO is influenced by a number of factors, including the timing and size of renewals, the timing and size of purchases of additional capacity and average contract term. Due to these factors, it is important to review RPO in conjunction with revenue and other financial metrics contained in this release and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings and reports we make with the SEC.

Organic ARR
We define Organic Annual Run-Rate revenue (“Organic ARR”) as ARR excluding the impacts of (i) revenue from acquisitions that closed in the prior 12 months, and (ii) incremental revenue from broad-based pricing increases that occurred on July 1, 2022 for our IaaS and PaaS/ SaaS offerings and April 1, 2023 for our Managed Hosting offerings, in each case until the beginning of the first full quarter following the one-year anniversary of the closing date of such acquisition or date pricing changes were effective.

Investor Contact
Radu Patrichi
investors@digitalocean.com
Media Contact
Meghan Grady
press@digitalocean.com

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	March 31, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$741,363	$254,475
Accounts receivable, less allowance for credit losses of $6,043 and $6,374, respectively	105,456	90,908
Prepaid expenses and other current assets	97,471	81,598
Total current assets	944,290	426,981

Property and equipment, net	753,857	589,094
Restricted cash	157	158
Goodwill	350,651	348,674
Intangible assets, net	97,690	99,504
Operating lease right-of-use assets, net	328,504	270,854
Deferred tax assets	83,829	90,310
Other assets	11,409	12,130
Total assets	$2,570,387	$1,837,705

Current liabilities:
Accounts payable	$31,893	$38,836
Accrued other expenses	56,527	42,679
Deferred revenue	6,283	5,882
Debt, current	311,256	325,109
Operating lease liabilities, current	109,779	108,037
Finance lease liabilities and equipment financing obligations, current	59,107	31,411
Other current liabilities	72,126	67,510
Total current liabilities	646,971	619,464

Deferred tax liabilities	3,998	4,092
Debt, long-term	608,466	970,653
Operating lease liabilities, long-term	211,287	166,895
Finance lease liabilities and equipment financing obligations, long-term	208,165	99,103
Other non-current liabilities	4,124	6,188
Total liabilities	1,683,011	1,866,395

Preferred stock ($0.000025 par value per share; 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025)	—	—
Common stock ($0.000025 par value per share; 750,000,000 shares authorized; 104,322,694 and 91,947,614 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	2	2
Additional paid-in capital	916,917	16,005
Accumulated other comprehensive loss	(1,577)	(960)
Accumulated deficit	(27,966)	(43,737)
Total stockholders' equity (deficit)	887,376	(28,690)

Total liabilities and stockholders' equity (deficit)	$2,570,387	$1,837,705

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenue	$257,905	$210,703
Cost of revenue	113,195	81,259
Gross profit	144,710	129,444
Operating expenses:
Research and development	48,830	39,594
Sales and marketing	21,669	19,401
General and administrative	37,640	32,807
Total operating expenses	108,139	91,802

Operating income	36,571	37,642

Other (expense) income:
Interest expense	(10,553)	(2,208)
Loss on extinguishment of debt, net	(2,700)	—
Interest income and other income, net	1,178	5,946
Other (expense) income, net	(12,075)	3,738

Income before income taxes	24,496	41,380
Income tax expense	(8,725)	(3,176)
Net income attributable to common stockholders	$15,771	$38,204
Net income per share attributable to common stockholders
Basic	$0.17	$0.42
Diluted	$0.15	$0.39
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	93,038	91,988
Diluted	111,915	102,322

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Operating activities
Net income attributable to common stockholders	$15,771	$38,204
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,475	29,210
Stock-based compensation	22,507	19,432
Provision for expected credit losses	3,492	4,197
Gain on extinguishment of debt, net	2,700	—
Operating lease right-of-use assets and liabilities, net	(11,465)	(7,192)
Non-cash interest expense	1,527	2,003
Other	1,829	(2,091)
Changes in operating assets and liabilities:
Accounts receivable	(18,028)	(8,319)
Prepaid expenses and other current assets	(15,886)	(1,255)
Accounts payable and accrued expenses	(11,188)	(11,492)
Deferred revenue	400	245
Other assets and liabilities	9,787	1,148
Net cash provided by operating activities	46,921	64,090

Investing activities
Capital expenditures - property and equipment	(39,992)	(61,963)
Capital expenditures - internal-use software	(4,740)	(2,029)
Acquisition of equipment under financing arrangements	(11,807)	—
Purchase of intangible assets	—	(983)
Cash paid for acquisition of businesses, net of cash acquired	(4,042)	—
Net cash used in investing activities	(60,581)	(64,975)

Financing activities
Proceeds from follow-on public offering, net of underwriting discounts and issuance costs	888,778	—
Principal repayment of Term Loan Facility	(500,000)	—
Proceeds from drawdown of Term Loan Facility	120,000	—
Proceeds related to issuance of common stock under equity incentive plan	993	1,941
Employee payroll taxes paid related to net settlement of equity awards	(11,081)	(8,718)
Proceeds from financing arrangements	11,807	—
Principal repayments of finance leases and financing arrangements	(9,880)	(1,350)
Repurchase and retirement of common stock including related costs	—	(59,052)
Net cash provided by (used in) financing activities	500,617	(67,179)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(70)	39
Increase (decrease) in cash, cash equivalents and restricted cash	486,887	(68,025)
Cash, cash equivalents and restricted cash - beginning of period	254,633	430,193
Cash, cash equivalents and restricted cash - end of period	$741,520	$362,168

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
Adjusted Operating Income and Operating Income Margin

	Three Months Ended
	March 31,
(In thousands)	2026	2025
Operating income	$36,571	$37,642

Adjustments:
Stock-based compensation	22,507	19,432
Amortization of acquired intangible assets	4,938	5,197
Adjusted operating income	$64,016	$62,271
As a percentage of revenue:
Operating income margin	14%	18%
Adjusted operating income margin	25%	30%
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended
	March 31,
(In thousands)	2026	2025
GAAP Net income attributable to common stockholders	$15,771	$38,204

Adjustments:
Depreciation and amortization	45,475	29,210
Stock-based compensation	22,507	19,432
Interest expense	10,553	2,208
Income tax expense	8,725	3,176
Loss on extinguishment of debt	2,700	—
Interest income and other income, net(1)	(1,178)	(5,946)
Adjusted EBITDA	$104,553	$86,284
As a percentage of revenue:
Net income margin	6%	18%
Adjusted EBITDA margin	41%	41%
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(1)For the three months ended March 31, 2026 and 2025 , primarily consists of interest income from our cash and cash equivalents.

Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share

	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2026	2025
GAAP Net income attributable to common stockholders	$15,771	$38,204
Stock-based compensation	22,507	19,432
Amortization of acquired intangible assets	4,938	5,197
Loss on extinguishment of debt(1)	2,700	—
Non-GAAP income tax adjustment(2)	(17)	(7,384)
Non-GAAP Net income	$45,899	$55,449

Non-cash charges related to convertible notes(3)	$1,072	$1,594
Non-GAAP Net income used to compute net income per share, diluted	$46,971	$57,043

GAAP Net income per share attributable to common stockholders, diluted(6)	$0.15	$0.39
Stock-based compensation	0.21	0.19
Amortization of acquired intangible assets	0.05	0.05
Loss on extinguishment of debt(1)	0.03	—
Non-cash charges related to convertible notes(3)	0.01	0.02
Non-GAAP income tax adjustment(2)	(0.01)	(0.08)
Non-GAAP Net income per share, diluted(4)	$0.44	$0.56

GAAP Weighted-average shares used to compute net income per share, diluted	111,915	102,322
Add: Weighted-average dilutive effect of potentially dilutive securities	1,750	—
Less: Anti-dilutive impact of capped call transaction(5)	(6,044)	—
Non-GAAP Weighted-average shares used to compute net income per share, diluted(6)	107,621	102,322
______________
(1)For the three months ended March 31, 2026, excludes tax impact which is presented in Non-GAAP income tax adjustment.
(2)For the periods in fiscal year 2026 and 2025, we used a tax rate of 16%, which we believe is a reasonable estimate of our long-term effective tax rate applicable to non-GAAP pre-tax income for each respective year.
(3)Consists of non-cash interest expense for amortization of debt issuance costs related to our Convertible Notes.
(4)May not foot due to rounding.
(5)Excludes the in-the-money portion of our 2030 Convertible Notes for non-GAAP weighted-average diluted shares as they are covered by our capped call transactions. Our outstanding capped call transactions are antidilutive under GAAP, but are expected to mitigate the dilutive effect of our 2030 Convertible Notes, and therefore are included in the calculation of non-GAAP diluted shares outstanding. The capped calls have an antidilutive impact when the average stock price of our common stock in a given period is higher than their exercise price.
(6)Includes 15,957 of potentially dilutive securities related to our 2030 Convertible Notes as if the entire principal amount outstanding were converted into shares for the three months ended March 31, 2026. Includes 8,403 of potentially dilutive securities related to our 2026 Convertible Notes as if the entire principal amount outstanding were converted into shares for the three months ended March 31, 2025. The Company has the election of settling any conversion in cash, shares of our common stock, or a combination of both.

Adjusted Free Cash Flow, Unlevered Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin and Unlevered Adjusted Free Cash Flow Margin

	Three Months Ended
	March 31,
(In thousands)	2026	2025
GAAP Net cash provided by operating activities	$46,921	$64,090
Adjustments:
Capital expenditures - property and equipment	(39,992)	(61,963)
Capital expenditures - internal-use software development	(4,740)	(2,029)
Purchase of intangible assets	—	(983)
Restructuring and other charges	—	64
Adjusted free cash flow	$2,189	$(821)
Plus: Cash paid for interest	9,529	195
Less: Interest income	(2,878)	(3,657)
Unlevered adjusted free cash flow	$8,840	$(4,283)
As a percentage of revenue:
GAAP Net cash provided by operating activities	18%	30%
Adjusted free cash flow margin	1%	—%
Unlevered adjusted free cash flow margin	3%	(2%)